                                SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                TENERA, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


    ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transactions applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (1)  Amount Previously Paid:

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    (2)  Form, Schedule, or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                             [TENERA, INC. LOGO]

                                TENERA, INC.
                     ONE MARKET, SPEAR TOWER, SUITE 1850
                        SAN FRANCISCO, CA  94105-1018


                      _________________________________



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 29, 1998


                      _________________________________



TO OUR SHAREHOLDERS

   You are cordially invited to the Annual Meeting of Shareholders of TENERA, Inc. (the "Company") which will be held at 1:00 p.m. (local time) on Monday, June 29, 1998, at the One Market building, Spear Tower, Fourth Floor, at One Market Street, San Francisco, California 94105-1018, for the following purposes as described in the accompanying Proxy Statement:

   1.   To elect four (4) directors to the Board of Directors

   2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1998

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Shareholders of record at the close of business on May 26, 1998, are entitled to notice of, and to vote at the meeting or any adjournments thereof.

   Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

                             Sincerely,


                              /s/ ROBERT C. MCKAY
                             --------------------------------
                             Robert C. McKay
                             President and Chief Executive Officer

May 29, 1998

                                                     Mailed to shareholders on
                                                         or about June 5, 1998

                                TENERA, INC.

                               PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of TENERA, Inc. ("TENERA" or the "Company"), a Delaware corporation, for use at the 1998 Annual Meeting of Shareholders ("Annual Meeting") to be held at 1:00 p.m. (local time) on Monday, June 29, 1998, at the One Market building, Spear Tower, Fourth Floor, at One Market Street, San Francisco, California 94105-1018. The Company's principal executive offices are located at One Market, Spear Tower, Suite 1850, San Francisco, California 94105-1018.

   Each shareholder of record of Common Stock of the Company ("Common Stock") on May 26, 1998 ("Record Date"), is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On May 26, 1998, there were 10,123,153 shares of Common Stock outstanding.

   If you are unable to attend the Annual Meeting, you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this proxy statement. The proxy card gives authority to the proxies to vote your shares at their discretion on any other matter presented at the Annual Meeting.

   You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Annual Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. To pass, each matter submitted to a vote, except the election of directors, must be approved by a majority of the shares represented and voting in person or by proxy at the meeting. Shares represented by proxies which are marked abstain or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be counted as shares present and entitled to vote, which will have the same effect as a vote against any matter other than election of directors. Proxies relating to "street name" shares which are not voted by brokers on one or more matters, will not be treated as shares present for purposes of determining the presence of a quorum, unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at this meeting as to any matter for which non-vote is indicated on the brokers' proxy. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld will not affect the outcome of the election.

   The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and may also be made through direct communication with certain shareholders or their representatives by officers, directors, or employees of the Company who will receive no additional compensation therefor.

                     PROPOSAL 1:  ELECTION OF DIRECTORS

   At the Annual Meeting, one (1) Class I director, one (1) Class II director, and two (2) Class III directors of the Company are to be elected to serve until the annual meeting in 1999, 2000, and 2001, respectively, and until their respective successors are elected or appointed. The authorized number of directors of the Company has been fixed at seven (7) by the Board of Directors. The Board of Directors is divided into three classes: Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. Directors of each class serve for three years, which terms do not coincide.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the four (4) nominees of the Board of Directors named below. The Board of Directors has nominated Delbert F. Bunch to serve a one-year term ending in 1999, Andrea R. Wagner to serve a two-year term ending in 2000, and Jeffrey R. Hazarian and George L. Turin to serve for three-year terms ending in 2001. Messrs. Hazarian and Turin currently serve as Class III directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the remaining nominees and such proxies may be voted for the election of a substitute nominee recommended by the Board of Directors.

   MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT MS. WAGNER AND MESSRS. BUNCH, HAZARIAN, AND TURIN AS DIRECTORS OF THE COMPANY.

   The current and continuing directors and nominees of the Company are:

_____________________________________________________________________________________

                                                          Director            Term
        Name            Age             Title              Since     Class   Expires
_____________________________________________________________________________________
Delbert F. Bunch ...... 56    Nominee Director              --        I       1999
William A. Hasler ..... 56    Director                    1992        I       1999
Robert C. McKay ....... 46    Director, President and     1997        I       1999
                              Chief Executive Officer
Thomas S. Loo ......... 54    Director                    1997        II      2000
Andrea R. Wagner ...... 27    Nominee Director              --        II      2000
Jeffrey R. Hazarian ... 42    Director, Executive         1996        III     1998
                              Vice President, Chief
                              Financial Officer, and
                              Corporate Secretary
George L. Turin ....... 68    Director                    1995        III     1998
_____________________________________________________________________________________


   Except as set forth below, both of the director nominees and each of the other five current directors has been engaged in the principal occupation described below. There are no family relationships among any of the executive officers or directors of the Company.

      Delbert F. Bunch, 56, has been nominated to serve as a Director of the Company. He previously served as a Senior Vice President of the Company's predecessor, TENERA, L.P. (the "Predecessor Partnership"), from 1988 to 1991. Mr. Bunch has been President, since 1992, of Management Strategies, Inc., a private consulting firm to the commercial and U.S. government nuclear industry. Mr. Bunch was the Principal Deputy Assistant Secretary for Nuclear Energy, U.S. Department of Energy from 1983 to 1988.

      William A. Hasler, 56, has served as a Director of the Company since his election in March 1992. Mr. Hasler is Dean of the Walter A. Haas School of Business at the University of California, Berkeley. Prior to his appointment as Dean in 1991, Mr. Hasler was Vice Chairman of Management Consulting for

   KPMG Peat Marwick from 1986 to 1991. Mr. Hasler is also a director of Asia Pacific Wire and Cable Corporation, LTD., Aphton Corporation, Walker Systems, and TCSI Corporation.

      Jeffrey R. Hazarian, 42, has served as a Director of the Company since his election in October 1996, and was named its Executive Vice President in November 1997. He has also served as its Chief Financial Officer and Corporate Secretary since 1992. Previously, Mr. Hazarian held the position of Vice President of Finance from 1992 to 1997.

      Thomas S. Loo, Esq., 54, was elected as a Director of the Company in February 1997. He previously served as a Director of the Predecessor Partnership, from August 1987 to September 1993. Mr. Loo has been a partner, since 1986, of Bryan Cave LLP, general counsel to the Company. Mr. Loo has also served as a director of Teknekron Corporation since March 1989.

      Robert C. McKay, 46, has served as a Director of the Company since his election in June 1997, and was appointed its President and Chief Executive Officer in November 1997. Previously, Mr. McKay was Chief Operating Officer of the Company since April 1997. He was elected Senior Vice President of the Company in December 1992.

      George L. Turin, Sc.D., 68, has served as a Director of the Company since his election in March 1995. Previously, Mr. Turin served as a Professor of Electrical Engineering and Computer Science at the University of California at Berkeley from 1960 to 1990. Mr. Turin also served as Vice President, Technology for Teknekron Corporation from 1988 to 1994.

      Andrea R. Wagner, 27, has been nominated to serve as a Director of the Company. Ms. Wagner is an Applications Marketing Coordinator for Oracle Corporation. Prior to her joining Oracle Corporation in 1996, Ms. Wagner was Marketing Coordinator, Latin America, for TIBCO, a Reuters Company, from 1993 to 1995.

BOARD MEETINGS, COMMITTEES, AND DIRECTOR COMPENSATION

   The Board of Directors held eighteen (18) meetings during 1997. No Board member attended fewer than 75% of the meetings of the Board of Directors and of the Committees of the Board on which such director served.

   Among the standing committees of the Board of Directors of the Company are the Compensation Committee, the Audit Committee, and the Nominating Committee.

   The Board of Directors has a Compensation Committee, currently composed of three members, William A. Hasler, Thomas S. Loo, and since December 1997, George L. Turin. The Compensation Committee of the Board of Directors, composed entirely of non-employee directors, is responsible for establishing and reviewing annually, the compensation levels of executive officers of the Company and reviewing recommendations made by Company management concerning salaries and incentive compensation for employees of the Company. The Compensation Committee also serves as the administrative committee of the Company's 1992 Stock Option Plan. The Compensation Committee met three (3) times during 1997.

   The Board of Directors has an Audit Committee, currently composed of three members, William A. Hasler, Jeffrey R. Hazarian, and Thomas S. Loo. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors. (See Proposal 2.) The Audit Committee met four (4) times during 1997.

   The Board of Directors has a Nominating Committee, currently composed of two members, George L. Turin and Thomas S. Loo. The Nominating Committee is responsible for support of the Board's director nomination process. Although there were no formal meetings, the Nominating Committee met informally several times during 1997.

   Except as described below, the directors of the Company are paid no compensation by the Company for their services as directors. Thomas S. Loo, William A. Hasler, and George L. Turin, as non-employee directors, are paid a retainer of $1,000 per month. These non-employee directors are also paid a fee of $1,000 for each meeting of the Board and any Board Committee meeting held on separate days, which they attend. The 1993 Outside Directors Compensation and Stock Option Plan, which was approved by the Board effective March 1, 1994, provides for the annual issuance of options for non-employee directors. During 1995, 1996, and 1997, 15,000, 12,500, and 8,000 stock options, respectively, were issued to each of Messrs. Hasler, Turin, and Barry
L. Williams (resigned in December 1997). Additionally, Mr. Loo was granted 8,000 stock options in February 1997. The options expire ten (10) years after the date of grant, vest one (1) year after the date of grant, and have an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. Upon exercise of the options, a director may not sell or otherwise transfer more than 50% of the shares until six (6) months after the date on which the director ceases to be a director of the Company.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND PRINCIPAL SHAREHOLDERS

   The following table sets forth information as of May 20, 1998, concerning ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and named executive officers as a group, and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws if applicable.

________________________________________________________________________________________

                                                              Amount and Nature of
                                                              Beneficial Ownership
                                                          ----------------------------
                         Name                                Number(1)     Percent (2)
________________________________________________________________________________________
William A. Hasler .....................................     65,500 (3)       *
Jeffrey R. Hazarian ...................................     89,186 (4)       *
Thomas S. Loo .........................................      8,000 (3)       *
Robert C. McKay .......................................    143,289 (4)       1.4%
Michael D. Thomas (5) .................................     21,400           *
George L. Turin .......................................     81,004 (3)       *
Joe C. Turnage (5) ....................................     23,237 (4)       *
Kenneth S. Voss (5) ...................................          0           *
                                                        ----------------  ------------
All Directors and Executive Officers as a
Group (8 persons) .....................................    431,616 (3)(4)    4.3%
PRINCIPAL SHAREHOLDERS OTHER THAN DIRECTORS AND
EXECUTIVE OFFICERS
Harvey E. Wagner ......................................  3,708,658 (4)      36.6%
P.O. Box 7463
Incline Village, NV  89450

Dr. Michael John Keaton Trust .........................  1,106,887 (5)      10.9%
P.O. Box 400
Orinda, CA  94563-0400
________________________________________________________________________________________

(1)  The persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(2)  Asterisks represent less than 1% ownership.
(3)  Includes options under the Company's 1993 Outside Directors Compensation and Stock
     Option Plan which are exercisable on May 20, 1998, or within 60 days thereafter.
(4)  Includes options under the Company's 1992 Stock Option Plan which are exercisable on May 20, 1998, or within 60 days thereafter.
(5)  Messrs. Thomas, Voss, and Turnage resigned from the Company in November 1997.
(6)  Such shares are held of record by Incline Village Investment Group Limited
     Partnership, a Georgia limited partnership, and were contributed to the Incline
     Village Investment Group Limited Partnership by Mr. Wagner in exchange for a 99%
     limited partnership interest. An additional 37,462 shares, as to which Mr. Wagner disclaims beneficial ownership, were contributed to the Incline Village Investment
     Group Limited Partnership by Mr. Wagner's spouse, Leslie Wagner, in exchange for a
     1% general partner interest. The Incline Village Investment Group Limited
     Partnership has sole voting and investment power with respect to all such shares.
(7)  Mr. Keaton has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to community property laws where applicable.

   Beneficial ownership as shown in the tables above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this Rule, certain securities may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, securities are deemed to be beneficially owned by a person if the person has the right to acquire the securities (for example, upon exercise of an option or the conversion of a debenture) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of securities outstanding is deemed to include the amount of securities beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the preceding tables does not necessarily reflect the person's actual voting power at any particular date.

EXECUTIVE OFFICERS

   The names, ages, and principal occupations (if not set out previously) of the current executive officers of the Company are as follows:

_____________________________________________________________________________________

         Name           Age                         Position
_____________________________________________________________________________________
Robert C. McKay* ......  46   President and Chief Executive Officer
Jeffrey R. Hazarian* ..  42   Executive Vice President, Chief Financial Officer, and
                              Corporate Secretary
_____________________________________________________________________________________
 *  Director of the Company.

EXECUTIVE COMPENSATION

   The following tables set forth certain information covering compensation paid by TENERA to the Chief Executive Officer ("CEO") and each of the Company's other executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000 (the "named executive officers") for services to TENERA in all their capacities during the fiscal years ended December 31, 1997, 1996, and 1995.

                                         SUMMARY COMPENSATION TABLE
____________________________________________________________________________________________________________

                                                                Long-Term Compensation
                                                               ------------------------
                                    Annual Compensation          Awards       Payouts
                                   ---------------------       ----------   -----------
                                                               Securities
         Name and                                              Underlying      LTIP          All Other
    Principal Position      Year    Salary       Bonus         Options(1)   Payouts(2)    Compensation(3)
____________________________________________________________________________________________________________
Robert C. McKay ..........  1997   $ 179,375   $   2,179          90,000    $      --     $      --
President and               1996     145,390          --          28,000           --         8,777
Chief Executive Officer     1995     169,030          --          20,000           --         9,000

Michael D. Thomas (4) ....  1997     204,417          --              --           --            --
Chief Executive Officer     1996     220,915          --          55,000           --         9,000
                            1995     214,000          --          25,000           --         8,602

Joe C. Turnage (4) .......  1997     171,650       5,007          25,000           --            --
Senior Vice President       1996     169,295          --          45,000           --       105,351 (5)
                            1995     170,000          --          20,000       55,750         8,703

Jeffrey R. Hazarian ......  1997     145,875      25,000              --           --            --
Executive Vice President    1996     142,500          --          27,000           --         8,586
and Chief Financial         1995     142,192          --          13,000           --         8,058
Officer

Kenneth S. Voss (4) ......  1997     123,750      60,000 (6)      50,000           --            --
Senior Vice President       1996      70,096          --              --           --         3,375
                            1995          --          --              --           --            --

____________________________________________________________________________________________________________

(1)  Reflects options granted under the 1992 Stock Option Plan. The options expire at the earlier of the end of the option period or three months after employment termination.
(2)  These amounts reflect forgiveness of certain indebtedness pursuant to notes executed by the individual in payment for partnership units acquired pursuant to the Entrepreneurial Equity Incentive Plan
     ("EEIP"). The EEIP was discontinued in March 1992.
(3)  Except as indicated in Note 5, these amounts represent the amounts accrued for the Company's Profit
     Sharing/401(k) Plan for 1996 and 1995, respectively, and allocated to the named executive officers.
(4)  Messrs. Thomas, Voss, and Turnage resigned from the Company in November 1997.
(5)  This amount includes forgiveness of interest from the repricing of indebtedness to the Company incurred in connection with the purchase of common stock ($96,351) (see "Other Compensation
     Arrangements.").
(6)  Amount reflects sales commissions paid in 1997.

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors ("Committee") is made up of only outside directors and oversees the Company's executive compensation programs. The Committee oversees all elements of executive compensation, including base compensation, annual incentive bonuses, and long-term incentives such as the Company's 1992 Stock Option Plan. The Committee consults periodically with outside compensation and benefit consultants and the Company's executive management regarding overall plan design and competitively-based, as well as performance-based, individual targets and awards. Annually, the Committee makes recommendations to the Board of Directors for approval, but has the discretion to make mid-year recommendations. In 1994, the Committee enlisted the assistance of compensation and benefit consultants to review and make recommendations on overall compensation philosophy and policy, as well as to make recommendations on specific programs. In 1995, based on the consultant's recommendations, the Committee recommended, and the Board of Directors adopted, an updated, competitively-based and performance-oriented Executive Compensation Program, the base elements of which are set forth below. The Committee continued this program during 1997.

   Executive Compensation Philosophy. TENERA's overall executive compensation philosophy is as follows:

   - Attract, motivate, and retain executives of exceptional ability and potential, who are critical to both the short-term and long-term success of the Company

   - Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs

   - Create a mutuality of interest between executives and shareholders through compensation structures that share the rewards and risks of strategic decision-making

   - Provide executives with the opportunity to hold substantial stock options in TENERA, to more closely align executives' interests with those of the shareholders.

   Base Compensation. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary determination is based on a combination of factors including evaluation of compensation for executive positions within similar size and like companies and the individual's past performance against established annual goal attainment.

   Annual Incentive Bonus Plans. The annual bonus program for executives and top performing nonexecutives was established to promote teamwork and cooperation, and the attainment of defined performance objectives. The target bonus (generally ranging from 25% to 40% of salary for executives) is generally linked to job grade, corporate plan, and/or individual performance. Incentives are designed to reward the achievement of significant, agreed-upon expectations, that contribute to the achievement of key, Company- and/or subsidiary-wide business goals such as increased profitability, improvement in contracted backlog, and improved margins. The primary measure of bonus eligibility for each employee will be their level of performance as measured against the mutually agreed upon performance expectations for each year after Company- and/or subsidiary-wide performance has exceeded plan.

   Long-Term Incentive Compensation. Executives and top performing nonexecutives are eligible for stock option awards under the Company's 1992 Stock Option Plan. It is the Committee's philosophy that executive ownership of substantial levels of stock options further aligns the executive's interests with those of the shareholders.

   The Committee sets the target range of options to be granted to each individual executive based primarily on the level of responsibilities. The actual number of options granted are based on performance against established annual corporate, subsidiary, and individual goals. In evaluating the performance of executives other than the Chief Executive Officer, the Committee consults with the Chief Executive Officer and others in management, as applicable. In evaluating the performance of the Chief Executive Officer, the Committee consults with the Board of Directors. Executive performance for each fiscal year is reviewed and evaluated by the Committee following the end of such fiscal year. In an effort to attract and retain highly qualified executives and other employees, stock options may also be granted by the Committee to newly-hired executives and other employees as an inducement to accept employment with the Company.

   1997 Compensation for the Chief Executive Officer. Mr. Thomas was paid a salary of $204,417 ($223,000 base salary set in 1996), based upon competitive compensation market information for chief executives of similar companies. Mr. Thomas resigned from the Company in November 1997.

   In November 1997, Mr. McKay was appointed Chief Executive Officer at a base salary of $200,000, based upon competitive compensation market information for chief executives of similar companies.

   1997 Compensation for Other Executives. The salary and annual and long-term incentives for the other executives were based upon competitive compensation information and the establishment and attainment of annual Company- and/or subsidiary-wide goals, as well as level of job resonsibilities, contributions made by these individuals in helping the Company and/or subsidiaries, achievement of their annual and long-term goals, continued cost control attainment, and meeting planned operating results for 1997.

   The 1997 annual bonus plan provided for the payment of bonuses to executives only after business plan objectives are exceeded. No bonuses were paid in 1997 based upon achievement of Company-wide performance objectives, as such objectives were not met. Mr. Hazarian was paid a $25,000 bonus related to his activities in the sale of the business assets of the Company's technologies subsidiary. Management of the Company's energy and government services subsidiaries were also paid bonuses reflective of their achievement of the subsidiaries' 1997 business plan objectives.



                                         Compensation Committee

                                         William A. Hasler, Chairman (Acting)
                                         Thomas S. Loo
                                         George L. Turin

   The following table sets forth certain information concerning options granted during 1997 to the named executive officers:

                                              OPTION GRANTS IN 1997
___________________________________________________________________________________________________________________

                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                             Individual Grants                              for Option Term
                            ----------------------------------------------------       --------------------------
                            Number of     % of Total
                            Securities     Options
                            Underlying    Granted to    Exercise or
                             Options     Employees in   Base Price    Expiration
         Name                Granted     Fiscal Year     ($/Share)       Date              5%            10%
___________________________________________________________________________________________________________________
Robert C. McKay ...........  40,000          9.52       $   0.70       3/12/2003       $   9,523      $  21,604
                             50,000         11.90           0.65       5/01/2003          11,053         25,076
Michael D. Thomas .........      --         --             --             --                  --             --
Joe C. Turnage ............  25,000          5.95           0.70       2/14/1998 (1)         802          1,604
Jeffrey R. Hazarian .......      --         --             --             --                  --             --
Kenneth S. Voss ...........  50,000         11.90           0.70       2/14/1998 (1)       1,604          3,208
___________________________________________________________________________________________________________________

(1)  Options generally vest over a four-year period and expire at the earlier of the end of the option period or three months after employment termination.

OTHER COMPENSATION ARRANGEMENTS

   The 1992 Stock Option Plan provides that options may become exercisable over such periods as provided in the agreement evidencing the option award. Options granted to date, including options granted to executive officers and set forth in the above tables, generally call for vesting over a four-year period. The 1992 Stock Option Plan provides that a change in control of the Company will result in immediate vesting of all options granted and not previously vested.

   Other than as set forth below for Messrs. McKay and Turnage, the Company has no employement contracts or arrangements for its executive officers.

   Mr. McKay, upon appointment to Chief Operating Officer in early 1997, was granted a retention bonus arrangement, amounting to $100,000, dependent upon his continued employment through June 30, 1998.

   Joe C. Turnage, Senior Vice President, executed an employment agreement upon joining the Company in 1988. The employment agreement provided for purchases of limited partnership units of the Predecessor Partnership by Mr. Turnage at the fair market value upon the date of issuance, dependent upon meeting various objectives set forth in the agreement. Pursuant to the Agreement and the EEIP, Mr. Turnage purchased an aggregate of 289,371 limited partnership units, the purchase price of which was payable by notes, which notes were to be forgiven over specified periods, provided Mr. Turnage remained in the employ of the Company. In late 1991, the terms of the EEIP awards made to Mr. Turnage and others with similar arrangements, were modified and the period over which the remaining balance of the notes was extended and the conditions for future forgiveness modified. In 1996, these notes were repriced to the then current fair market value of the stock held as security, resulting in a special item charge (of $300,419). The amount of indebtedness forgiven is included in the Summary Compensation Table under the captions "LTIP Payouts." Mr. Turnage resigned from the Company in November 1997.

PERFORMANCE GRAPH

   The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed under such Acts.

   The graph compares the cumulative, five-year total return on the Company's Common Stock with the Standard & Poor's Small Cap 600 Index and an index of peer companies. The peer group consists of six other professional services and information systems companies which provide services and products similar to that of TENERA. The companies included in the peer group are COMARCO, Inc.; STV Group, Inc.; TRC COS, Inc.; URS Corp.; VSE Corp.; and Roy F. Weston, Inc. Information concerning the peer group and the Standard & Poor's Small Cap 600 Index was supplied to the Company by Standard & Poor's Compustat, a division of the McGraw-Hill Companies.

                             [PERFORMANCE GRAPH]

                           [TABULAR DATA IN PLACE OF PERFORMANCE GRAPH]
__________________________________________________________________________________________________

                                                            Indexed Returns
                                         -----------------------------------------------------
                                                 Year Ending December 31,
                            ------------------------------------------------------------------
                             Base
                            Period
    Company Name/Index       1992       1993        1994        1995        1996        1997
__________________________________________________________________________________________________
TENERA, Inc. .............    100     $ 110.00    $  54.96    $  74.96    $  54.96    $  64.96
S&P Small Cap 600 Index ..    100       118.79      113.12      147.01      178.35      223.98
Peer Group ...............    100        76.01       71.33       83.89       86.78      110.25
__________________________________________________________________________________________________

(1)  Assumes $100 invested on December 31, 1992, in TENERA, S&P Small Cap 600 Index, and the Peer
     Group, and any dividends that were reinvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1997, the Compensation Committee was composed of Thomas S. Loo, William A. Hasler, Barry L. Williams (until his resignation in December 1997), and George L. Turin (since December 1997). Thomas S. Loo, a director of the Company since February 7, 1997, is a partner in the law firm of Bryan Cave LLP, general counsel to the Company and Teknekron Corporation, and is a director of Teknekron Corporation. Harvey E. Wagner is the beneficial owner of approximately 50% of the limited partnership interests in Incline Village Investment Group Limited Partnership, the Company's largest stockholder and is the sole stockholder and a director of Teknekron Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Nominee Director, Andrea R. Wagner, is the daughter of Harvey E. Wagner.

   See "Compensation Committee Interlocks and Insider Participation."


      PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998. Ernst & Young LLP or its predecessor has audited the Company's financial statements since 1985. Representatives of Ernst & Young LLP, expected to be at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


             MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2


                       SHAREHOLDER PROPOSALS FOR 1999

   Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and more than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1997, its officers, directors, and more than ten percent beneficial owners complied with all filing requirements applicable to them.


                        ANNUAL REPORT TO SHAREHOLDERS

   The Company's 1997 Annual Report was previously distributed to shareholders.

                               OTHER BUSINESS

   The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote the same in accordance with their best judgment.


                                 By Order of the Board of Directors


                                  /s/ JEFFREY R. HAZARIAN
                                 ------------------------------------
                                 Jeffrey R. Hazarian
                                 Director, Executive Vice President,
                                 Chief Financial Officer, and
                                 Corporate Secretary

San Francisco, California
May 29, 1997

                                   ANNEX A

                             FORM OF PROXY CARD


                             FRONT OF PROXY CARD


PROXY

                                TENERA, INC.
                PROXY for 1998 ANNUAL MEETING OF SHAREHOLDERS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TENERA, INC.

   The undersigned shareholder of TENERA, Inc., a Delaware corporation (the "Company"), hereby appoints Jeffrey R. Hazarian and Robert C. McKay as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on Monday, June 29, 1998 at 1:00 p.m., local time, at the One Market building, Spear Tower, Fourth Floor, One Market Street, San Francisco, California, and any adjournments thereof, and to represent and vote as designated on the other side, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.

   The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgment.

   The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated on the other side by the undersigned. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN ON THE OTHER SIDE.

                             BACK OF PROXY CARD

                                                                                      Please mark   -------
                                                                                    your votes as   |     |
                                                                                     indicated in   |  X  |
                                                                                    this example.   -------

Management recommends a vote FOR ALL of the nominees in Item 1.
                                                                       WITHHOLD              WITHHOLD
                                                    FOR all           AUTHORITY             AUTHORITY
                                                     of the       to vote for all of       to vote for
                                                    nominees       the nominees as        one nominee as
                                                  listed below     indicated below        indicated below
Item 1. Election of Directors:                     ----------         ----------            ----------
        (INSTRUCTION: TO WITHHOLD AUTHORITY        |        |         |        |            |        |
        TO VOTE FOR ANY NOMINEE, DRAW A LINE       |        |         |        |            |        |
        THROUGH THAT NOMINEE'S NAME BELOW)         ----------         ----------            ----------

        Delbert F. Bunch     -- Class I
        Andrea R. Wagner     -- Class II
        Jeffrey R. Hazarian  -- Class III
        George L. Turin      -- Class III


Management recommends a vote FOR Item 2.
                                                                     FOR      AGAINST    ABSTAIN
Item 2. Ratification of the appointment of Ernst & Young LLP as    -------    -------    -------
        independent auditors for the Company for the year end-     |     |    |     |    |     |
        ing December 31, 1998                                      -------    -------    -------


Signature of Shareholder(s) __________________________  Date: ________ , 1998
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as stenciled on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED